UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019

WEIS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of principal executive offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2019 (the "Closing Date"), Weis Markets, Inc.; Dutch Valley Food Company, LLC; Weis Transportation, LLC and WMK Financing, Inc. (collectively, the "Company") entered into an Amendment to Revolving Credit Agreement (the "Amended Credit Agreement"), which amends the Revolving Credit Agreement (the “Credit Agreement”) dated September 1, 2016 with Wells Fargo Bank, National Association (the "Lender"). The Amended Credit Agreement provides for an unsecured revolving credit facility with an aggregate principal amount not to exceed thirty million dollars ($30,000,000.00), with an additional discretionary availability of seventy million dollars ($70,000,000.00) (the "Commitment").

The material terms of the Amended Credit Agreement include, among others:

Maturity: The Amended Credit Agreement is scheduled to mature, and the commitments thereunder will terminate, on September 1, 2022, or earlier pursuant to the terms of the Amended Credit Agreement.

Payments of Principal: No payments of outstanding principal are due until the maturity date of the Amended Credit Agreement.

Letters of Credit: The Amended Credit Agreement can be utilized by the Company for standby letters of credit provided, however, (A) the aggregate amount of outstanding letter of credit liabilities cannot at any time exceed eighteen million dollars ($18,000,000.00) and (B) the sum of any amount of any outstanding loans under the line of credit and outstanding letter of credit liabilities cannot at any time exceed the Commitment. Upon termination of the Commitment, any letter of credit then outstanding which has been fully cash collateralized to the reasonable satisfaction of Lender will no longer be considered a "letter of credit" as defined in the Amended Credit Agreement but the letter of credit fees payable will continue to accrue to the Lender with respect to such letter of credit until the expiry thereof.

Interest Rate and Fees: The loans will bear interest on the outstanding principal amount thereof from the date when made until paid at the LIBOR Rate plus the applicable margin rate of sixty-five hundredths of one percent (0.65%). In the event that the LIBOR Rate is suspended, the loans will bear interest at the base rate, plus the applicable margin. The base rate will be, for any day, the higher of (a) the rate of interest publicly announced by the Lender from time to time at its principal office as its prime commercial lending rate (which rate is not necessarily the lowest rate charged by the Lender to its borrowers) or (b) the federal funds rate, plus one-half of one percent (0.50%). Notwithstanding anything in the Amended Credit Agreement to the contrary, if the base rate determined as provided above would be less than zero percent (0.00%) then the base rate shall be deemed to be zero percent (0.00%). The variable rate of interest applicable to the loans is subject to daily change.

During the existence of any event of default, at the election of the Lender, the loans will bear interest at a rate equal to the sum of two percent (2%) per annum plus the prevailing rate identified above.

The Company will pay to the Lender quarterly in arrears on each quarterly payment date, at any time there shall be a reduction in the amount of the Commitment and on the maturity date, a non-refundable unused fee (the "Unused Fee") (calculated on the basis of a 365 day year and the actual days elapsed) equal to the product of the Unused Fee Rate of one eighth of one percent (0.125%) times the average daily unborrowed portion of the amount of the Commitment during the period ended on the quarterly payment date, Commitment reduction date or maturity date.

The Company will pay to the Lender a fee in arrears on the first quarterly payment date occurring after the date of the issuance of the first letter of credit and on each quarterly payment date thereafter until the date of expiration or termination of all letters of credit, calculated by reference to the product of the actual daily undrawn face amount of all issued letters of credit multiplied by a rate per annum equal to one-half of one percent (0.50%) on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). The Company will also pay to the Lender all customary issuance and other fees for issuing and processing letters of credit and for amendments to and processing of the letters of credit.

Voluntary Reductions and Prepayments: Subject to certain conditions and restrictions, the Amended Credit Agreement allows the Company to voluntarily reduce the amount of the revolving commitment and to prepay loans.

Mandatory Prepayments: If at any time the Company's outstanding principal balance under the Amended Credit Agreement exceeds the Commitment, the Company will be required to prepay and reduce, the outstanding principal balance by the amount of such excess.

Covenants: The Amended Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company's ability to: incur debt; create liens; make investments and acquisitions; engage in certain transactions with affiliates; consolidate or merge; sell, lease, abandon, or otherwise transfer or dispose of assets; enter into a management agreement or undergo a change in control; violate environmental laws; and change the nature of the Company's business.

In addition, the Company is required to maintain minimum EBITDA of not less than seventy-five million dollars ($75,000,000.00). EBITDA is defined as net income of the Company, on a consolidated basis, plus (to the extent otherwise deducted therefrom) interest expense, income tax expense, depreciation and amortization minus only gains or losses from asset sales not in the ordinary course of business, non-cash nonrecurring gain plus any non-cash non-recurring charges to the extent included in determining net income. EBITDA is tested on the last day of each fiscal quarter on a trailing twelve (12) month basis.

Events of Default: The Amended Credit Agreement contains customary events of default such as for non-payment of obligations under the Amended Credit Agreement, violation of affirmative and negative covenants, material inaccuracy of representations, cross defaults under other material debt, bankruptcy, ERISA and judgment defaults, invalidity of the credit documents (or the Company's assertion of any such validity) and change in control.

The foregoing description of the Amended Credit Agreement is not complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 8, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

10.1 First Amendment to Revolving Credit Agreement dated and effective August 21, 2019 between Weis Markets, Inc.; Dutch Valley Food Company, LLC.; Weis Transportation, LLC. and WMK Financing, Inc. as Co-Borrowers and Wells Fargo Bank, National Association, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: August 27, 2019

EXHIBIT INDEX

Octobe

Exhibit No.	Description
10.1

First Amendment to Revolving Credit Agreement dated and effective August 21, 2019 between Weis Markets, Inc.; Dutch Valley Food Company, LLC.; Weis Transportation, LLC. and WMK Financing, Inc. as Co-Borrowers and Wells Fargo Bank, National Association, as Lender.